9,000,000 Shares

IntraLinks Holdings, Inc.

Common Stock, par value $0.001 per share

Underwriting Agreement

[__________], 2010

[_________], 2010

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
Credit Suisse Securities (USA) LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10100

Ladies and Gentlemen:

IntraLinks Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 9,000,000 shares of the common stock, par value $0.001 per share, of the Company (the “Firm Shares”), of which 2,000,000 shares are to be issued and sold by the Company and 7,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 1,350,000 shares of the common stock, par value $0.001 per share, of the Company (the “Additional Shares”), with each Selling Shareholder selling up to the number of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.  The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-170694), including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and the pricing information included on Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1.      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          The Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)         (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)         The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)         Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(e)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(f)          Each subsidiary of the Company has been duly incorporated (or formed), is validly existing as a corporation (or other entity) in good standing (or, if in a foreign jurisdiction, enjoys the equivalent status under the laws of the jurisdiction of organization outside the United States) under the laws of the jurisdiction of its incorporation (or formation), has the corporate (or other) power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, and except with respect to a pledge of 100% of the equity interests in the Company’s domestic subsidiaries and 65% of the equity interests in the Company’s foreign subsidiaries to secure indebtedness under the Company’s credit facilities as disclosed in the Time of Sale Prospectus, are free and clear of all liens, encumbrances, equities or claims.

(g)         This Agreement has been duly authorized, executed and delivered by the Company.

(h)         The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)           The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)           The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)          The Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(l)           Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed to, that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in violation of any applicable law to facilitate the sale or resale of the Shares.

(m)         Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries is in (i) violation of its certificate of incorporation or bylaws (or equivalent organizational documents) or (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any agreement or other instrument binding upon the Company or any of its subsidiaries except where such default would not have a Material Adverse Effect.

(n)         The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the Company, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for such consents, approvals, authorizations, orders and qualifications as may be required by the securities or blue sky laws and regulations of the various states in connection with the offer and sale of the Shares.

(o)         There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(p)         (i) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied as to form, and (ii) the preliminary prospectus forming part of the Time of Sale Prospectus, and the Prospectus, filed pursuant to Rule 424 under the Securities Act, complied, in each case when so filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)         The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)          The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(s)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.

(t)          Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u)         Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption laws; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with the FCPA and any other applicable anti-corruption laws and with the representation and warranty contained herein.

(v)        The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)       (i)          The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director or officer of the Entity, nor, to the knowledge of the Entity, any employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)          The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)         The Entity represents and covenants that, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each case, except in the ordinary course of business that is not material to the Company and its subsidiaries, taken as a whole, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)         The Company and its subsidiaries do not own any real property.  The Company and its subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such personal property and do not materially interfere with the use made and proposed to be made of such personal property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(z)          Except as described in the Time of Sale Prospectus, the Company and its subsidiaries own or possess, have the right to use, or can acquire on reasonable terms ownership of or rights to use all: material patents, patent rights and inventions; material works of authorship (including software) and copyrights; material know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures); and material trademarks, service marks, trade names and trade dress (whether or not registered) currently employed by them in connection with the business now operated by them or that are necessary for the conduct of its businesses described in the Prospectus (collectively, “Intellectual Property”); and neither the Company nor any of its subsidiaries has, to its knowledge, received any notice of any claim of infringement or violation of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) there is no action, suit, proceeding or claim by the Company or any of its subsidiaries pending or threatened against any third party based on the infringement by third parties of any Intellectual Property owned by the Company or any of its subsidiaries (“Company-Owned Intellectual Property”); (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s rights in or to any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company-Owned Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property, privacy or proprietary rights of any third party; (v) the Company and its contractors have not used any open source software or other publicly available software (“Publicly Available Software”) in whole or in part in the development of any part of the Company-Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Company-Owned Intellectual Property in a manner that (A) requires, or conditions the use or distribution of any Company-Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any portion of such Company-Owned Intellectual Property or (B) otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company-Owned Intellectual Property in any manner; and (vi) the Company and each of its subsidiaries have complied and are presently in compliance with its privacy policies and all laws and regulations applicable to it regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information or other information relating to persons protected by law.

(aa)        No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(bb)       The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company, together with its subsidiaries, has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(cc)        The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(dd)       As of the date of this Agreement, its subsidiaries and the composition of the Company’s Board of Directors and committees thereof are in compliance in all material respects with all applicable rules and regulations of the Sarbanes-Oxley Act of 2002 and all applicable rules of the New York Stock Exchange.

(ee)        The Company and its subsidiaries maintain a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and that such disclosure controls and procedures are effective.

(ff)         The financial statements (including the related notes) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial condition, the consolidated results of operations and the consolidated changes in cash flows of the Company and its consolidated subsidiaries in conformity with generally accepted accounting principles; the summary and selected historical financial data set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the unaudited condensed consolidated financial statements, as the case may be; and there are no other financial statements or schedules required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so included.

(gg)       The pro forma financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared on a basis consistent with the Company’s historical financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the Company’s historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the notes to such financial information as of the respective dates of such pro forma information and gives effect to assumptions made on a reasonable basis.  The assumptions used in preparing the pro forma financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  No other pro forma financial statements or information are required by the Securities Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh)       PricewaterhouseCoopers LLP, whose reports are incorporated by reference into the Registration Statement, is and, during the periods covered by their reports, was an independent registered public accounting firm with respect to the Company as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii)          The statistical, market-related and industry-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(jj)          Except as set forth in or contemplated in the Time of Sale Prospectus, the Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof and, except for any tax that is currently being contested in good faith, have paid all taxes required to be paid thereon to the extent that such taxes are due and payable as of the date of this Agreement, except where the failure to file any such return or pay any such tax would not have a Material Adverse Effect.

(kk)        Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.      Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally represents and warrants to and agrees with each of the Underwriters that:

(a)         This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)         The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement signed by such Selling Shareholder appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein and  relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Power of Attorney and Custody Agreement”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of such Selling Shareholder (if such Selling Shareholder is an entity) or other organizational documents of such Selling Shareholder (if such Selling Shareholder is another type of entity), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the cases of clause (iii) as would not, individually or in the aggregate,  impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement or the Power of Attorney and Custody Agreement. No consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except for such consents, approvals, authorizations, orders or qualifications as may be required by the securities or blue sky laws and regulations of the various states in connection with the offer and sale of the Shares.

(c)          Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)         The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

(e)          Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)          Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)         (i)  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3.      Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[______] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Selling Shareholder severally and not jointly agrees to sell to the several Underwriters the Additional Shares to be sold by such Selling Shareholder according to the terms of this Agreement, and the several Underwriters shall have the right to purchase, severally and not jointly, up to 1,350,000 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.  If the number of Additional Shares to be purchased by the several Underwriters on the Option Closing Date is less than the number of Additional Shares being offered by the Selling Shareholders as set forth on Schedule I hereto, the number of Additional Shares to be sold by the Selling Shareholders shall be allocated among the Selling Shareholders on a pro rata basis in accordance with the respective number of Additional Shares being offered by each Selling Shareholder as set forth on Schedule I hereto, subject to such adjustments to eliminate fractional shares as you may determine.

4.      Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $[___] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[____] a share under the Public Offering Price.

5.      Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [____________], or at such other time on the same or such other date, not later than [__________], as shall be designated in writing by you.  The time and date of such payment are herein referred to as the “Closing Date”.

Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3, or at such other time on the same or on such other date, in any event not later than [________], as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.      Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Firm Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_]:[_] [].m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)           The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of David Curran, Esq., in-house counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(e)           The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit D hereto.

With respect to the negative assurance letter provided by each of Goodwin Procter LLP and Pillsbury Winthrop Shaw Pittman LLP, such counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to the opinion provided pursuant to Section 6(e) above, such counsel may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Power of Attorney and Custody Agreement of such Selling Shareholder and in other documents and instruments; provided that (1) each such counsel for the Selling Shareholders is reasonably satisfactory to your counsel, (2) a copy of each opinion so relied upon is delivered to you and is in form and substance reasonably satisfactory to your counsel, and (3) copies of such Power of Attorney and Custody Agreements and of any such other documents and instruments shall be delivered to you and shall be in form and substance reasonably satisfactory to your counsel.

The opinions of Goodwin Procter LLP (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(f)            The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, dated the Closing Date, satisfactory to the Underwriters.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each stockholder, officer and director of the Company set forth on Schedule IV hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of the conditions set forth in clauses (a) through (h) of this Section 6, each as of the applicable Option Closing Date, and the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, four copies of the signed Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or Section 7(f), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to Rule 424(b) under the Securities Act.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus that the Underwriter otherwise would not have been required to file thereunder, but for the action of the Company.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)        To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)        To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)         Without the prior written consent of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) on behalf of the Underwriters, not to, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) above or clause (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant outstanding on the date hereof which are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the grant by the Company of options to purchase Common Stock or the issuance of shares of restricted Common Stock, each under existing stock option plans in effect on the date hereof which are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (d) the conversion or exchange of a security outstanding on the date hereof which is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period, or (f) the filing of any registration statement on Form S-8 or a successor form with the Commission relating to any shares of Common Stock issued or issuable under any employee benefit plans of the Company which are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(j)         The Company will apply the net proceeds of the Common Stock in accordance with its statements under the caption “Use of Proceeds”.

(k)        If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8.       Covenants of the Selling Shareholders.

(a)        Each Selling Shareholder, severally and not jointly, covenants with each Underwriter that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)        Each Selling Shareholder agrees to execute the form of “lock-up” agreement in the form of Exhibit A hereto.

9.       Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) one-half of the cost of any aircraft chartered and any ground transportation used by the Company in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 9.  The Selling Shareholders acknowledge and agree that the Company will pay or cause to be paid all expenses, including those referred to in the preceding sentence, incident to the performance of the Sellers’ obligations under this Section 9.  It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, and one-half of the cost of any aircraft chartered in connection with the road show.  It being understood, however, that the fees and disbursements of counsel for the Underwriters that the Company may be required to pay pursuant to clauses (iii) and (iv) of this Section 9 (except, for the avoidance of doubt, (A) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses, including filing fees, in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g), and (B) all FINRA filing fees, which are subject to full payment by the Company) shall not exceed $25,000 in the aggregate.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

11.     Indemnity and Contribution.

(a)        The Company agrees to indemnify and hold harmless each Underwriter, each partner, member, director, officer, employee and agent of any Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)        Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each partner, member, director, officer, employee and agent of any Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to such statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Seller expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. Notwithstanding anything to contrary contained herein, the liability of each Selling Shareholder under this Agreement shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, from the sale of the Shares by such Selling Shareholder under this Agreement.

(c)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 11(a), 11(b) or 11(c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 11(a), 11(b) or 11(c).  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Power of Attorney and Custody Agreements.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)        To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after underwriting discounts and commissions, but before expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of each Selling Stockholder under the contribution agreement contained in this paragraph, taken together with any amount paid or payable by such Selling Stockholder pursuant to Section 10(b), shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, from the sale of the Shares by such Selling Stockholder under this Agreement.  The Sellers’ respective obligations to contribute pursuant to this Section 10(e) are several in proportion to the net proceeds received by them, respectively, from the sale of Shares under this Agreement and not joint.

(f)        The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g)        The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.     Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.     Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller or Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller or Sellers shall be unable to perform its respective obligations under this Agreement, such non-complying or non-performing Seller or Sellers, as applicable, will severally reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.     Entire Agreement.

(a)        This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

(b)        The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.     Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.     Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.     Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.     Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk

with a copy to the Legal Department

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention: ECM Syndicate Desk (Fax: 212-797-9344)

with a copy to the General Counsel (Fax: 212-797-4564)

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10100
Attention: LCD-IBD

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Attention: Ronald A. Fleming, Esq.

if to the Company shall be delivered, mailed or sent to:

IntraLinks, Inc.
150 East 42nd Street, 8th Floor
New York, New York 10017
Attention: David Curran, Esq.

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Stephen M. Davis, Esq.

and if to the Selling Shareholders shall be delivered, mailed or sent to:

J. Andrew Damico, Anthony Plesner and David Curran, as Attorneys-in-Fact
c/o IntraLinks Holdings, Inc.
150 East 42nd Street, 8th Floor
New York, New York 10017
Attention: David Curran, Esq.

American Stock Transfer & Trust Company, LLC, as Custodian
6201 15th Avenue
Brooklyn, New York 11219

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Stephen M. Davis, Esq.

[Signature page follows]

Very truly yours,

IntraLinks Holdings, Inc.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally.

By:
Attorney-in Fact

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated Deutsche Bank Securities Inc. Jefferies & Company, Inc. Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By:	Jefferies & Company, Inc.

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
TA Atlantic and Pacific V L.P.	679,894	133,326
TA Investors II L.P.	62,350	12,227
TA Strategic Partners Fund II L.P.	73,981	14,508
TA Strategic Partners Fund II-A L.P.	2,549	500
TA Subordinated Debt Fund II, L.P.	142,957	28,034
TA X, L.P.	2,974,536	583,303
Rho Management Trust I	1,439,488	282,282
Rho Ventures IV (QP), L.P.	437,884	85,869
Rho Ventures IV GmbH & Co Beteiligungs	456,339	89,487
Rho Ventures IV, L.P.	185,997	36,474
J. Andrew Damico	40,000	40,000
Anthony Plesner	55,000	0
Peter Gyenes	57,442	11,264
Patrick J. Wack, Jr.	75,000	0
Mohammad Fahim	40,000	0
Francis Mather	64,149	12,579
Gregory Kenepp	25,000	0
Robert Mullen	30,000	0
Jody Tracey	23,270	0
Thomas Fredell	33,282	6,527
Gary Hirsch	25,000	0
Christopher Thomas	18,950	3,716
George Khater	15,364	3,013
Frank Brunetti	15,031	2,948
Edward Sander	9,957	1,952
William Lee	9,634	1,889
David Sumka	6,946	102
Total:	7,000,000	1,350,000

S-I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
Credit Suisse Securities (USA) LLC
Lazard Capital Markets LLC
Pacific Crest Securities LLC
Total:

S-II-1